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                                                                     EXHIBIT 5.1


             [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]


                                  June 22, 1998


Phoenix International Ltd., Inc.
500 International Parkway
Heathrow, Florida 32746

Gentlemen:

         We have acted as counsel to Phoenix International Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 300,000 shares (the "Plan Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of October 21, 1995, up to 76,500 shares of Common Stock which may be issued pursuant to the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan, effective as of May 24, 1996 and up to 150,000 shares of Common Stock which may be issued pursuant to the Phoenix International Ltd., Inc. 1998 Employee Stock Purchase Plan (collectively, the "Shares"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the plans specified therein, will, when issued in accordance with the plans be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,

                                    NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.